EX.g

Execution Copy

CUSTODY AGREEMENT BETWEEN COLUMBIA ACORN TRUST AND WANGER ADVISORS TRUST, SEVERALLY AND NOT JOINTLY, AND JPMORGAN CHASE BANK, N.A.

Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS	1

1.1	Intention of the Parties	1

1.2	Definitions	1

2.	WHAT THE BANK IS REQUIRED TO DO	5

2.1	Set Up Accounts	5

2.2	Cash Account	6

2.3	Segregation of Assets; Nominee Name	6

2.4	Settlement of Transactions	7

2.5	Contractual Settlement Date Accounting	8

2.6	Actual Settlement Date Accounting	8

2.7	Income Collection (AutoCredit®)	9

2.8	Miscellaneous Administrative Duties; Fractional Interests	9

2.9	Corporate Actions	10

2.10	Class Action Litigation	10

2.11	Proxies	11

2.12	Statements of Account	11

2.13	Access to Bank’s Records	12

2.14	Maintenance of Financial Assets at Subcustodian Locations	13

2.15	Tax Relief Services	13

2.16	Foreign Exchange Transactions	13

2.17	Notifications	14

2.18	Service Level Agreement	14

2.19	Supervision	14

2.20	Compliance	14

3.	INSTRUCTIONS	15

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	15

3.2	Verification and Security Procedures	15

3.3	Instructions; Contrary to Law/Market Practice	15

3.4	Cut-Off Times	15

3.5	Electronic Access	16

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK	16

4.1	Fees and Expenses	16

4.2	Overdrafts	16

4.3	Bank’s Right Over Securities; Set-off	17

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	18

5.1	Appointment of Subcustodians; Use of Securities Depositories	18

5.2	Liability for Subcustodians	19

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER	20

6.1	Representations of Customer and Bank	20

6.2	Customer is Liable to Bank Even if it is Acting for Another Person	21

7.	WHEN BANK IS LIABLE TO CUSTOMER	21

7.1	Standard of Care; Liability	21

7.2	Force Majeure	23

7.3	Bank May Consult With Counsel	23

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result	24

7.5	Assets Held Outside Bank’s Control	24

7.6	Ancillary Services	24

8.	TAXATION	25

8.1	Tax Obligations	25

8.2	Tax Relief Services	25

9.	TERMINATION	26

9.1	Termination	26

9.2	Exit Procedure	27

10.	MISCELLANEOUS	28

10.1	Notifications	28

10.2	Successors and Assigns	28

10.3	Interpretation	28

10.4	Entire Agreement	28

10.5	Information Concerning Deposits at Bank’s London Branch	29

10.6	Insurance	29

10.7	Security Holding Disclosure	30

10.8	USA PATRIOT Act Disclosure	30

10.9	Governing Law and Jurisdiction	30

10.10	Severability; Waiver; and Survival	31

10.11	Confidentiality	31

10.12	Counterparts	32

10.13	No Third Party Beneficiaries	32

CUSTODY AGREEMENT

This Agreement, dated December 15, 2010, is among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Bank”), with a place of business at One Chase Manhattan Plaza, New York, New York, 10005, and COLUMBIA ACORN TRUST and WANGER ADVISORS TRUST, each on behalf of itself and each of the funds listed under its name on Schedule A, or a separate addendum in the form attached to this Agreement, as applicable, severally and not jointly, with a place of business at 227 West Monroe Street, Chicago, Illinois (each such fund hereinafter, a separate and distinct “Customer”). All references to a particular Customer should be deemed to also be a reference to any entity of which the Customer is a series. All references to the board of or any officer of a Customer shall also be interpreted to mean the board or officer of any entity of which the Customer is a series.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

(a)	This Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer. Bank will be responsible for the performance of only those duties set forth in this Agreement.

(b)	Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Agreement and will not be liable for any losses resulting from Country Risk.

(c)	It is the intention of the parties that Bank will be the exclusive provider of custodial, settlement and other associated services to the Customer (other than custody services with respect to tri-party repurchase agreements, for which Customer may use an alternative custodian).

(d)	Although the Bank and each Customer have executed this Agreement in the form of a joint agreement for administrative convenience, this Agreement shall create a separate Agreement for each Customer as though Bank had executed a separate Agreement with each Customer. No rights, responsibilities or liabilities of any Customer shall be attributed to any other Customer.

1.2	Definitions; Interpretation

(a) As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Additional Customer” shall mean any Customer who becomes a party to this Agreement pursuant to the Addendum to Custody Agreement attached hereto.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank or Customer, as applicable.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer substantially in the form of Schedules 2 or 3 (or another format mutually agreed to by Customer and Bank) as the case may be (or by written notice substantially in the form of Appendix A from any agent designated by the Customer, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement and any person who has been given an access code by a security administrator appointed by the Customer which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as Bank receives and has had reasonable time to act upon updated Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person. Any reference in this Agreement to an Instruction being delivered by the Customer must be delivered by an Authorized Person.

“Bank Indemnitees” means Bank, its Affiliates, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information concerning the Customer or the Accounts (including portfolio holdings information) which the Bank receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than the Bank’s breach of the terms of this Agreement or information which the Bank obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information or information that Bank can demonstrate, from written records, has been or is independently developed or obtained by Bank through Bank custody employees none of whom had access to Confidential Information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the beneficial owner of the security, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Effective Date” means July 22, 2011, or such other date as the parties may agree.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means instructions that have been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank reasonably believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on Bank’s income) or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements), provided that fees due in accordance with this Agreement that are subject to bona fide dispute shall not be considered Liabilities until the completion of the process described in Section 4.1.

“Securities” means shares, stocks, debentures, bonds, notes, U.S. exchange-traded derivatives, structured notes, loans or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer or counterparty, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means (i) when referring to a securities depository located outside the United States, an “Eligible Securities Depository” as defined in the Mutual Fund Rider to this Agreement; and

(ii) when referring to a securities depository located in the United States, a securities depository as defined in Rule 17f-4(c)(6) under the Investment Company Act of 1940.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by the Customer upon the issuance of an Instruction and/or by Bank upon the receipt of an Instruction, so as to enable Bank to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs, and may be updated by Bank from time to time upon notice to the Customer. The Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Subcustodian.

“Transfer Agent” means Columbia Management Investment Services Corp. or any successor transfer agent appointed by the Customer.

“Transfer Accounts” means the clearing accounts opened by Transfer Agent with Bank to process purchases and redemptions for the Customer so that monies transferring into and out of such clearing accounts can be made as a single net payment or receipt by the Bank.

“Transfer Account Liabilities” means with respect to any Customer, that portion of any overdraft, obligation, or other amount owing to the Bank arising under any of the Transfer Accounts that are directly attributable to transactions relating to that Customer, including purchases and redemptions of shares of the Customer.

(b) Headings are for reference and convenience only and are not intended to affect interpretation.

(c) References to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(d) Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term “including” shall be deemed to mean “including but not limited to,” and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

2.	WHAT THE BANK IS REQUIRED TO DO

2.1	Set Up Accounts

(a)	Bank will establish and maintain the following accounts (“Accounts”):

(i)	one or more Securities Accounts in the name of Customer (or in another name requested by the Customer that is acceptable to Bank) for Financial Assets, which may be held by Bank, or a Subcustodian or Securities Depository for Bank, on behalf of the Customer, including as an Entitlement Holder; and

(ii)	one or more accounts in the name of Customer (or in another name requested by the Customer that is acceptable to Bank) (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding subsection 2.1(a)(ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

(c)	Bank’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon Bank receiving such of the following documents as Bank may require:

(i)	a certified copy of the Customer’s constitutional documents as currently in force;

(ii)	a certified copy of a resolution of the Customer’s board of directors or equivalent governing body, substantially in the form set out in Schedule 4;

(iii)	Bank’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

(d)	Bank reserves the right, immediately upon notice to Customer, to reverse any transactions that were credited to the Accounts due to mis-postings, errors or other similar causes.

2.2	Cash Account

(a)	Any amount standing to the credit of the Cash Account is a debt due from Bank, as banker, to Customer. Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank’s London Branch. Any cash so deposited with Bank’s London Branch will be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)	Any amounts credited by Bank to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if Bank does not receive final payment in a timely manner. Bank will notify the Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)	Bank will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

(b)	To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by Bank as custodian on behalf of Customer and its other customers belong to Bank’s customers, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c)	Bank is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository;

(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with Bank or its Subcustodian;

(iv)	to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form; and

(v)	to hold shares of registered mutual funds or other commingled funds on the books of the transfer agent for such funds.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, Bank will act in accordance with Instructions with respect to settlement of transactions. Absent Instructions to the contrary, settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs, provided that such standards exist and are generally accepted by Institutional Clients. For the avoidance of doubt, such prevailing standards shall be deemed to include any practices regarding delivery against payment or delivery in advance of payment that may be prevailing in the applicable market for the type of transaction being settled. Without limiting the generality of the foregoing, Customer authorizes Bank to deliver Securities or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or wilful misconduct of Bank, and the risk of loss arising from any such action will be borne by Customer; provided, however, unless otherwise directed by Customer, the risk of loss will be Bank’s if it makes a delivery before payment in a market where delivery versus payment is the prevailing standard and is generally accepted by Institutional Clients. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement at the direction of the Customer and will promptly notify the Customer of such failure. Bank shall forward to Customer’s investment manager all documentation related to such settlement promptly upon the request of the Customer. For the purpose of this Section 2.4, “Institutional Clients” means U.S. registered investment companies, U.S.-based commercial banks, insurance companies, pension funds or financial institutions substantially comparable to the Customer.

2.5	Contractual Settlement Date Accounting

(a)	Unless otherwise directed by Customer, Bank will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where Bank generally offers contractual settlement date accounting.

(i)	Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and, if not already delivered, transfer the relevant Financial Assets to an account at Bank pending settlement of the transaction.

(ii)	Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets until Bank or a Subcustodian actually receives them.

The list of markets for which Bank provides contractual settlement date accounting as of the date of this Agreement is attached as Exhibit A. Bank may add markets to or remove markets from such list upon written notice (which may be in the form of NewsFlash communication sent via emails) to the Customer.

(b)	Bank may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement upon oral or written notice to the Customer in cases where Bank reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any Liabilities resulting from such reversal, unless such Liabilities were caused by the negligence, fraud or wilful misconduct of Bank. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by Bank.

2.7	Income Collection (AutoCredit®)

(a)	Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify the Customer of such information.

(b)	Bank will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by Bank or any third party (“AutoCredit”) in those markets where Bank customarily provides an AutoCredit service. Upon request, Bank shall provide the Customer with a list of AutoCredit eligible markets. Bank may add markets to or remove markets from the list of AutoCredit markets upon written notice to the Customer that is reasonable in the circumstances. Bank may reverse AutoCredit credits upon prompt oral or written notification to the Customer if Bank believes that the corresponding payment will not be received by Bank within a reasonable period or the credit was incorrect. Promptly upon Customer’s request, Bank shall provide Customer’s investment manager with all documentation related to any such reversal of credits.

(c)	In markets where Bank does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by Bank or any third party) will be credited only after actual receipt and reconciliation by Bank.

(d)	Bank will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and will promptly notify the Customer of the late payment and will provide Customer’s investment manager all documentation related to any such late payment.

2.8	Miscellaneous Administrative Duties; Fractional Interests

(a)	Until Bank receives Instructions to the contrary, Bank will:

(i)	present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)	In the event that, as a result of holding of Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, Bank will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to Bank its interest in such fractional interests.

(c)	If some, but not all, of an outstanding class of Financial Assets is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner Bank deems fair and equitable.

2.9	Corporate Actions

(a)	Bank will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. Bank also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. Bank will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person. Such notice will clearly identify the timeframe in which Customer shall provide Instructions in relation to such Corporate Action.

(b)	Bank will act in accordance with Instructions in relation to such Corporate Actions. If the Customer fails to provide Bank with Instructions with respect to any Corporate Action within the timeframe set forth in the notification Bank provides under 2.9(a) with respect to that Corporate Action, neither Bank nor its Subcustodians or their respective nominees will be required to take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and the Customer (including pursuant to a standing Instruction) or as may be set forth by Bank as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action. The deadline set by Bank for receipt of Instructions from Customer with respect to any Corporate Action shall not precede the deadline set by the issuer or its agent by more than a commercially reasonable period of time. Notwithstanding and in no way limiting the above, if Customer fails to provide Bank with Instructions with respect to any Corporate Action within the timeframe set forth in the notification Bank provides under 2.9(a), upon written request by Customer, Bank shall use commercially reasonable efforts to act on Instructions received after the deadline set by Bank as set forth in such notification but before the deadline set by the Securities Depository to the extent circumstances permit.

2.10	Class Action Litigation

Any notices received by Bank’s corporate actions processing department (or any successor thereto) about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with Bank at the relevant time. The services set forth in this Section 2.10 are available only in certain markets, details of which are available from Bank upon request.

2.11	Proxies

(a)	Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information, and, upon written request by Customer, deliver to Customer all proxies, proxy soliciting materials and notices relating thereto and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (“the Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request. Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances, in which case best efforts that are also commercially reasonable will be used by Bank upon Customer’s written request. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)	Bank being required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will notify Customer in writing.

2.12	Statements of Account

(a)

Bank will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. If agreed by the parties, statements of account will be accessed by the Customer on-line. Otherwise, statements will be sent to Customer at times to be mutually agreed by the parties. Customer will review its statement of account and give Bank written notice of any suspected error or omission within a reasonable time of the date of the relevant suspected error or omission.

(b)	Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any loss or damage arising out of the inaccuracy of any such information accessed on-line, except to the extent such inaccuracy is the result of Bank’s negligence, wilful misconduct or bad faith. For the avoidance of doubt, Customer may rely on the accuracy of any intraday report to the extent that such report (i) explicitly states it is a final report or (ii) contains historical data that has been posted prior to the current business day. In the event of a known systemic issue with data available to Customer on-line, Bank will provide notice as soon as practicable to Customer of such issue via banner headline on the on-line system or via telephone.

2.13	Access to Bank’s Records

(a)	Bank will allow Customer’s auditors and independent public accountants, or other designated representatives of Customer such reasonable access to the records of Bank relating to the Accounts as is required in connection with the examination of books and records pertaining to Customer’s affairs. Subject to restrictions under the relevant local law, Bank also will permit (or cause Subcustodian to permit) Customer’s auditors and independent public accountants, or other designated representatives of Customer, reasonable access to the records of any Subcustodian of Financial Assets held in a Securities Account as may be required in connection with such examination.

(b)	Bank will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of Bank relating to the Accounts. Bank may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. The Customer shall reimburse Bank for the reasonable cost of copying, collating and researching archived information at Bank’s regular hourly rate.

(c)

Bank will obtain and send to Customer the annual report (SAS 70 Level II Report) prepared by Bank’s external auditors on the procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in the Securities Depository, relating to the services provided by Bank under this Agreement. Also, upon Customer’s request, a letter updating Customer on the matters addressed in Bank’s SAS 70 Level II report as of the date of the relevant fiscal period of Customer, to the extent that the relevant fiscal period of Customer differs by a period of three (3) or more months from the date as of which the SAS 70 Level II report is prepared. Such SAS 70 Level II report shall be of sufficient scope and in sufficient detail as to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state. Such SAS 70 Level II report shall be provided at least once a year, or at such greater frequency as such SAS 70 Level II report is prepared. Bank shall notify Customer in writing of (i) any change in frequency of provision of SAS 70 Level II reports and (ii) if a SAS 70 Level II report is to be dated as of a different date than such report was previously dated. Bank shall also provide Customer, at such times as Customer may reasonably request, reports received by Bank from a clearing corporation or the Federal Reserve book-entry system which the clearing corporation or the Federal Reserve permits to be redistributed on their respective systems of internal control when such reports relate to the services provided by Bank under this Agreement.

(d)	Bank shall take all reasonable action, as Customer may from time to time request, to cooperate with Customer’s auditor with respect to the preparation of Customer’s registration statement, Form N-CSR, Form N-SAR or other annual or periodic reports to the SEC and with respect to any other requirements thereof.

2.14	Maintenance of Financial Assets at Subcustodian Locations

(a)	Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1-A to this Agreement. Bank may modify Schedule 1-A to this Agreement from time to time upon notice to the Customer.

(b)	Bank reserves the right to restrict the services it provides in certain markets that are deemed by Bank to be restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule 1-B. Bank may update Schedule 1-B from time to time upon notice to Customer.

2.15	Tax Relief Services

Bank will provide tax relief services as provided in Section 8.2.

2.16	Foreign Exchange Transactions

To facilitate the administration of Customer’s trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.

Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts of Customer, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.17	Notifications

If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement (other than notifications described in Sections 7.1 or 10.11 hereof) by posting it on the website. Notifications described in Section 8 will be provided by Bank via NewsFlash communication until Customer is notified otherwise.

2.18	Service Level Agreement

Bank agrees to be subject to written service level standards, which will be embodied in a Service Level Agreement and Key Performance Indicators Agreement.

2.19	Supervision

Bank shall supervise the performance of its employees of custodial services provided in connection with this Agreement. Bank shall provide appropriate training for employees and implement supervisory procedures for all services provided hereunder by its employees.

2.20	Compliance

Bank agrees to comply with all Applicable Law to the extent that such law is applicable to the performance of its duties as custodian under this Agreement. Bank agrees to provide Customer with such certifications, reports and other information typically provided by a custodian as Customer may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, Applicable Law. Specifically, Bank shall reasonably cooperate with the Chief Compliance Officer of Customer with respect to reasonable requests for information and other assistance regarding Customer’s obligations in complying with Rule 38a-1 under the Investment Company Act of 1940 (“Rule 38a-1”), including providing Customer with necessary information which may include (but is not limited to) SAS 70 reports (as applicable).

3.	INSTRUCTIONS

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)	Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against Bank Indemnitees as a result of any action or omission taken in accordance with any Instruction, provided that Bank shall not be indemnified against or held harmless from any liability arising out of Bank’s negligence, fraud or wilful misconduct in carrying out such Instruction.

(b)	To the extent possible, Instructions to Bank shall be sent via electronic instruction or trade information system acceptable to Bank or via facsimile transmission. Where reasonably practicable, Customer will use automated and electronic methods of sending Instructions.

(c)	Bank shall promptly notify an Authorized Person if Bank determines that an Instruction does not contain all information reasonably necessary for Bank to carry out the Instruction. Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction pending receipt of such missing information, clarification or confirmation, provided that such clarification or confirmation is sought in good faith and promptly upon receipt of the relevant Instruction.

3.2	Verification and Security Procedures

(a)	Bank and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications, provided Customer shall be notified of recording of communications other than those relating to operations and Instruction management.

3.3	Instructions; Contrary to Law/Market Practice

Bank need not act upon Instructions which it reasonably believes to be contrary to Applicable Law or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. Bank will promptly notify Customer in such event.

3.4	Cut-Off Times

Bank has established cut-off times for receipt of Instructions, which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if

Bank deems it practicable to do so or otherwise as soon as practicable on the next business day.

3.5	Electronic Access

Access by Customer to certain applications or products of Bank via Bank’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses

Subject to Section 7.1(b), under this Agreement Customer will pay Bank for its services such fees as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing transactions that are charged directly or indirectly by governmental authorities, issuers, or their agents. The Bank will invoice the Customer for amounts owing to it and such amounts will be payable within thirty (30) days of the invoice. The Bank will be entitled to deduct amounts owing to it from the Cash Account if the Customer has not objected to the invoice within sixty (60) days of the date of the invoice (or such other period as the parties may agree in writing). If the Customer disputes an invoice it shall nevertheless pay, or allow the Bank to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to Bank’s other rights, the Bank reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as the Bank may reasonably determine, unless Bank and Customer have mutually agreed upon another rate.

4.2	Overdrafts

If a debit to any currency in the Cash Account results in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank and communicated to Customer in writing from time to time, for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against Customer with respect to any overdraft) and otherwise on the terms on which Bank makes similar overdrafts available to its clients from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which

Customer does not have sufficient available funds in the applicable currency in the Account. The Customer will be notified via electronic notice or other method agreed to by the parties of any overdraft balance in the Cash Account on the following business day.

4.3	Bank’s Right Over Securities; Set-off

(a)	Without prejudice to Bank’s rights under Applicable Law, Bank shall have, and Customer grants to Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all Liabilities outstanding from time to time (whether actual or contingent) of Customer to Bank under or in connection with this Agreement until satisfaction of all Liabilities, and Bank shall be entitled without notice to Customer, to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities solely to the extent of such Liabilities For this purpose, Bank may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)	Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any Liabilities of Customer to Bank under this Agreement any amount in any currency standing to the credit of any of Customer’s Accounts. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c)	Customer grants to the Bank a security interest in and a lien on the Financial Assets held in any given Customer’s Securities Account and the cash held in that Customer’s Cash Account to secure Customer’s portion of any Transfer Account Liabilities, and the Bank shall be entitled without notice to the Customer, to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Transfer Account Liabilities, provided that Bank hereby agrees, that when commercially reasonable, it shall apply monies credited to the Cash Account in satisfaction of such Transfer Account Liabilities before selling or otherwise realizing any of such Financial Assets in the Securities Account. For the purpose of effecting the foregoing rights, the Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(d)

The Customer will be solely responsible for ensuring that the Transfer Agent maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in the

Transfer Accounts that are attributable to each Customer. In particular, the Customer will ensure that the Transfer Agent provides to the Bank, on a daily basis (no later than 12:00 p.m. each Business Day): (1) information as to the amount of cash attributable to each Customer in the Transfer Accounts, (2) information regarding the transactions of each Customer that are processed through the Transfer Accounts, and (3) records to identify and support any Transfer Account Liabilities incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Customer. The Customer will be responsible for any Liabilities resulting from a failure of the Transfer Agent to provide accurate and timely information to the Bank regarding the Transfer Accounts.

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories

(a)	Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets with Subcustodians. Bank will act in good faith and use reasonable care, prudence and diligence in the selection, monitoring and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository.

(b)	Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records that the Securities deposited by the Subcustodian at such Securities Depository belong to Bank, as agent. Bank shall identify on its records as belonging to Customer Financial Assets of Customer held by Subcustodian or Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c)	Bank is not responsible for the selection or monitoring of any Securities Depository (other than as set forth in Section 2.21 with respect to an Eligible Securities Depository) and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs a loss due to the negligence, wilful default, or insolvency of a Securities Depository, Bank will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action. Bank shall be liable to Customer for any loss or damage to Customer resulting from Financial Assets held at a Securities Depository if such loss or damage directly resulted from the negligence or wilful misconduct of Bank or any of its employees.

5.2	Liability for Subcustodians

(a)	Subject to Section 7.1(b), Bank shall be liable for direct losses incurred by Customer that result from:

(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian, including any branches of Bank acting as an Affiliated Subcustodian.

(b)	Subject to Section 5.1(a) and Bank’s duty to use reasonable care, prudence and diligence in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch of Bank or an Affiliated Subcustodian, provided that Bank conducts reasonable due diligence in selecting the Subcustodian, monitors the financial position of the Subcustodian on an ongoing basis and takes prompt action to replace the Subcustodian in the event that the Bank receives information through its monitoring process that would lead a reasonable financial institution to arrive at a reasonable conclusion that the Subcustodian presents an unreasonable risk of insolvency.

(c)

Subject to compliance with Rule 17f-5 under the Investment Company Act of 1940, Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice whenever practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and Bank

(a)	The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, and to borrow money (both any short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; (iv) it is a resident of the United States and shall notify Bank of any changes in residency; and (v) except as otherwise expressly agreed to by Bank in writing (such writing to include any collateral control agreements with Bank), the Financial Assets (other than collateral or margin with respect to U.S. exchange-traded options) and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash.

(b)	Bank represents, warrants and covenants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, (iii) it is qualified as a custodian under Section 17(f)(1) of the Investment Company Act of 1940, and warrants that it will remain so qualified and upon ceasing to be so qualified, shall promptly notify the Customer in writing and (iv) it shall act in accordance with custody rules under the Investment Company Act of 1940 and all other Applicable Law to the extent they are applicable to custodians such as Bank.

(c)	Each party may rely upon the above or the certification of such other facts as may be required to perform its obligations hereunder.

6.2	Customer is Liable to Bank Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, Bank nevertheless will exercise reasonable care in treating Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account, in the absence of negligence or wilful misconduct by Bank. The foregoing will not affect any rights Bank might have against Customer’s principal or the other person envisaged by Section 2.1(a).

7.	WHEN BANK IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability

(a)	Bank will use reasonable care, diligence and prudence in performing its obligations under this Agreement (or such higher standard, if any, as is required under Rule 17f-4 under the Investment Company Act of 1940). Unless otherwise provided herein, Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care, diligence and prudence.

(b)	Bank will be liable for the Customer’s direct damages to the extent they result from Bank’s fraud, negligence, bad faith or wilful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits (except for lost profits that directly result from direct damages)) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance under this Agreement, or Bank’s role as custodian.

(c)	Indemnification

(i) Except as otherwise provided in this Agreement, the Customer will indemnify Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of Bank Indemnitees in connection with or arising (a) out of Bank’s performance under this Agreement, provided Bank Indemnitees have not acted with negligence or bad faith or engaged in fraud or wilful misconduct in connection with the Liabilities in question or (b) solely out of any Bank Indemnitee’s status as a holder of record of Customer’s Financial Assets (and not out of Bank’s performance under this Agreement), provided that, in each case, to the extent practicable, Bank uses reasonable care to provide prompt notice to Customer of the circumstances and all pertinent facts related to the claim for indemnification and Bank, in good faith, makes reasonable efforts to mitigate any such amounts. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement. Customer shall not be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by Bank, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to Customer’s performance or non-performance under this Agreement.

(ii) Except as otherwise provided in this Agreement, Bank agrees to indemnify and hold harmless Customer from all loss, damage and expense (including, but not limited to, reasonable attorneys’ fees and costs) suffered or incurred by such Customer in connection with this Agreement which result from the failure of Bank to exercise the standard of care set forth in Section 7.1(a) hereof; provided, however, that Customer has not acted with negligence or bad faith or engaged in fraud or willful misconduct in connection with the loss, damage and expense in question; and provided further, that Customer shall, in good faith, make reasonable efforts to mitigate any such amounts.

(d)

Promptly upon receipt by Customer or Bank, as applicable, of notice of its involvement in a matter that may be covered under the indemnification provisions of Sections 3.1(a) or 7.1(c) (“Claim”), such party (“Claimant”) when seeking indemnification under such Section, shall notify the other party (“Indemnitor”) of such Claim in writing. Failure by Claimant to so notify Indemnitor will not relieve Indemnitor from its obligation to indemnify Claimant under this Agreement, except to the extent that such failure to notify adversely affects any of Indemnitor’s substantive rights or defenses and such effects are material and irreversible. Indemnitor will be entitled to assume the defense of any such Claim with counsel reasonably satisfactory to Claimant. Upon assumption by Indemnitor of the defense of any such Claim, Claimant may participate in the defense of such Claim at any time and may retain its own counsel but Indemnitor shall not be liable for any legal fees or expenses subsequently incurred by Claimant in connection with the defense thereof, unless (i) Indemnitor has agreed to pay such fees and expenses, (ii) Indemnitor shall have failed to employ counsel satisfactory to Claimant in a timely manner or (iii) Claimant shall have reasonably determined that representation of Claimant by counsel provided by Indemnitor pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between Indemnitor and Claimant, including, without limitation, situations in which there are one or more legal defenses available to Claimant that are different from or additional to those available to Indemnitor. Claimant shall not settle or compromise any Claim subject to indemnification hereunder without the written consent of Indemnitor (which consent shall not be unreasonably withheld or delayed).

(e)	Customer agrees that Bank provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions, except to verify that such Instruction is authorized in accordance with Section 3.2 hereof; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement; and (iv) except as may otherwise be required by Sections 2.21 and 2.22 hereof, evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash.

7.2	Force Majeure

Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines in good faith from time to time meet reasonable commercial standards and regulatory requirements. In the event of equipment failures, Bank shall, at no additional expense to Customer or any Account, take commercially reasonable steps to minimize service interruptions. In the event of business disruption that materially impacts Bank’s provision of service under this Agreement, Bank will promptly notify Customer of the disruption and steps taken in response, and will use commercially reasonable efforts to resume operations as promptly as is practicable given the circumstances. Bank will have no liability, however, where Bank has otherwise exercised reasonable care, diligence and prudence, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except where such fraud or forgery is attributable to Bank or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence or wilful misconduct in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3	Bank May Consult With Counsel

Bank will be entitled to rely on, and may act upon the advice of counsel in relation to matters of law, regulation or market practice (which may be the counsel of Customer), and shall not be deemed to have been negligent with respect to any action reasonably taken or omitted in good faith pursuant to such advice. Bank will use reasonable care in the selection and continued appointment of such counsel.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result

Customer hereby authorizes Bank to act under this Agreement notwithstanding that: (a) Bank or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest, including the fact that Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein. (b) Bank or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. Bank is not under any duty to disclose any such information to Customer unless such information is broadly disclosed to the same type of custody clients of Bank receiving the same types of custody services that are of similar size as Customer.

7.5	Assets Held Outside Bank’s Control

Bank will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by Bank or (b) register or record Financial Assets in the name of any person not agreed to by Bank. Furthermore, Bank will not be obliged to register or record on Bank’s records Financial Assets held outside Bank’s control. If, however, the Customer makes any such request and Bank agrees to the request, the consequences of doing so will be at the Customer’s own risk. Bank will not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary Services

Bank and its Subcustodians may use third parties to provide ancillary services (i.e. services that do not form part of the custody services contained in Article 2 and which include without limitation courier or pricing services). Whilst Bank will use reasonable care (and procure that its Subcustodians use reasonable care) in the selection and retention of such third parties, it will not be responsible for any errors or omissions made by such third party in providing the relevant services.

8.	TAXATION

8.1	Tax Obligations

(a)	Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts.

(b)	Customer will provide to Bank such certifications, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in all material respect, not materially misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information provided in accordance with the foregoing sentence requires updating or correcting. Bank provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond Bank’s control.

(c)	If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d)	Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that Bank will be responsible for any penalty or additions to tax due solely as a result of Bank’s wilful misconduct, negligent acts or omissions with respect to timely paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services

(a)	Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available to the Customer. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)	The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)	Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	TERMINATION

9.1	Termination

(a)	Except with respect to the Additional Customers, the initial term of this Agreement shall be from the Effective Date of this Agreement through and including December 15, 2015 (the “Initial Term”). Following the Initial Term, either party may terminate this Agreement on sixty (60) days’ written notice to the other party. Notwithstanding the foregoing sentence, (i) either party may terminate this Agreement prior to the end of the Initial Term as permitted under Section 9.1(b) and (ii) Customer may terminate this Agreement prior to the end of the Initial Term upon sixty (60) days written notice subject to payment of the amount set out in Section 9.1(c). Notwithstanding anything in this Agreement to the contrary, each Additional Customer and Bank hereby agree that no Additional Customer shall be subject to the Initial Term or the early termination fee set forth in Section 9.1(c) of the Agreement and any Additional Customer shall be entitled to terminate the Agreement upon 60 days’ written notice to Bank (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

(b)	Notwithstanding Section 9.1(a):

(i)

Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within ninety (90) days’ (or such longer period consented to by the non-breaching party in writing, such consent shall not be unreasonably withheld) of that party being given written notice of the material breach. Notwithstanding the foregoing, to the extent that Bank determines in good faith that such material breach is not capable of being cured by commercially reasonable means, this Agreement may be terminated by Customer immediately upon written notice to Bank;

(ii)	Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)	This Agreement may be terminated with respect to any Customer to the extent that all of the assets of such Customer are merged into another Customer or such Customer ceases to exist;

(iv)	Bank may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements; and

(v)	Customer may terminate this Agreement immediately on written notice to Bank in the event that Bank fails to correct a material breach of certain service level measurements set forth in the related Key Performance Indicators Agreement within ninety (90) days’ of Bank being given written notice of such material breach.

(c)	If Customer terminates this Agreement during the Initial Term (other than a termination pursuant to Section 9.1(b) hereof), such Customer shall pay Bank an early termination fee. The early termination fee for Customer shall equal the sum of fees due to Bank for the six calendar months immediately preceding the date of termination of this Agreement.

For the avoidance of doubt, Customer shall not be liable for payment of any early termination fee in the event that this Agreement is terminated in accordance with Section 9.1(b) or otherwise terminated by Bank. Solely for purposes of determining whether the termination fee set forth under Section 9.1(c), as applicable, is payable, this Agreement will be deemed to have been terminated if Customer (other than an Additional Customer) transfers a material portion of the assets held in custody under this Agreement to another custodian. For purpose of clarity, termination by a Customer shall be deemed to occur not upon notice of termination given by Customer to Bank, but upon the transfer of a material portion of assets held in custody under this Agreement to another custodian.

9.2	Exit Procedure

Customer will provide Bank full details of the persons to whom Bank must deliver Financial Assets and cash a reasonable period before the effective time of termination of this Agreement. Bank will act in accordance with all Instructions delivered to it by Customer with respect to such delivery and transition of custody responsibilities to a successor Custodian provided that such Instruction shall be reasonable and practicable and not in conflict with any provision of this Agreement. If Customer fails to provide such details in a timely manner, Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to successor custodian, but Bank may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that Bank is unwilling to assume any related credit risk. Bank will in any event be entitled to deduct any amounts owing to it that are not the subject of a bona fide dispute prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS

10.1	Notifications

Notices (other than Instructions) under this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld (subject to approval by the Board of Customer). Notwithstanding this prohibition, Customer may assign the right to recover losses to its insurer, investment manager or Affiliates that paid for losses sustained by Customer.

10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

(a)	The following Rider(s) are incorporated into this Agreement:

Cash Trade Execution;

Cash Sweep;

Accounting Services;

X	Mutual Fund (each Customer is an investment company registered under the Investment Company Act of 1940);

Compliance Reporting Services; and

Performance Measurement Reporting Services.

(b)	This Agreement, including the Schedules, Exhibits, and Riders and the related Service Level Agreement and Key Performance Indicators Agreement (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5	Information Concerning Deposits at Bank’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks. However, the Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

The Customer acknowledges that Bank will not be required to maintain any insurance coverage specifically for the benefit of the Customer, except that Bank will maintain commercially reasonable insurance protection which covers Bank’s duties and responsibilities generally as a custodian of Financial Assets specifically for the benefit of the Bank. Bank will provide details of its own general insurance coverage to the Customer on request.

10.7	Security Holding Disclosure

With respect to Rule 14b-2 under the Securities Exchange Act of 1934, regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new Account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

10.9	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.10	Severability; Waiver; and Survival

(a)	If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)	Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination, including but not limited to Sections 3, 4, 7 and 10 of this Agreement.

10.11	Confidentiality

(a)	Subject to Clause 10.11(b), the Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law or a regulator with jurisdiction over the Bank’s business (provided that Bank will provide Customer prior written notice of the same, to the extent such notice is permitted); as necessary to the defense of any claim or cause of action asserted against Bank (provided that Bank will provide Customer prior written notice of the same, to the extent such notice is permitted); or with the prior written consent of the Customer.

(b)	Solely to the extent required in connection with the Bank’s provision of services to Customer in accordance with this Agreement, the Customer authorizes the Bank to disclose Confidential Information to:

(i)	any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that the Bank reasonably believes is required in connection with the Bank’s provision of services to Customer under this Agreement;

(ii)	its professional advisors, auditors or public accountants;

(iii)	its employees and Affiliates, and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim,

provided that Bank is reasonably assured that any person in (ii) and (iii) will hold such information in confidence.

(c)	Subject to Clause 10.11(b) the Bank shall observe the same degree of care as Bank observes with respect to its own Confidential Information of a similar nature in preventing the unauthorized use and dissemination of the Confidential Information. Upon discovery of any unauthorized use or disclosure of Confidential Information, Bank shall notify Customer in writing and will specify the corrective action taken or to be taken.

(d)	If Bank or any of its Affiliates is requested or required (by oral question, interrogatories requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Bank will promptly notify Customer in writing (to the extent permitted) of such request or requirement so that Customer may seek an appropriate protective order with the reasonable cooperation of Bank; provided, however, Customer shall reimburse Bank for any out-of-pocket costs and expenses incurred by Bank in cooperating with such request. If, in the failure to obtain a protective order or in the absence of a waiver hereunder, the Bank is, in the opinion of counsel to the Bank compelled to disclose the Confidential Information under Applicable Law, Bank may disclose only such portion of the Confidential Information to the party compelling disclosure as is required by Applicable Law.

(e)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement in confidence.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Notwithstanding this prohibition, this shall not limit the right to recover losses sustained by Customer, by Customer’s insurer, investment manager or Affiliates who have paid for such losses.

In WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first written above.

COLUMBIA ACORN TRUST, ON BEHALF OF ITSELF AND EACH OF THE FUNDS LISTED UNDER ITS NAME ON SCHEDULE A HERETO		JPMORGAN CHASE BANK, N.A.

By:	/s/ Bruce H. Lauer	By:	/s/ Craig F. Werder
Name: Bruce H. Lauer		Name: Craig F. Werder
Title: Treasurer		Title: Executive Director

WANGER ADVISORS TRUST, ON BEHALF OF ITSELF AND EACH OF THE FUNDS LISTED UNDER ITS NAME ON SCHEDULE A HERETO

By:	/s/ Bruce H. Lauer
Name: Bruce H. Lauer
Title: Treasurer

ADDENDUM TO CUSTODY AGREEMENT

The undersigned on behalf of [                                                 ] (“Customer”) formed under the laws of [                                ] with address at [                                        ] hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and the undersigned, by its signature below, agrees to the terms and conditions of that certain Custody Agreement, dated [                    ] (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

THE CUSTOMER

By:

Name:
Title:
Date:

JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:
Date:

SCHEDULE A

List of Customers

Columbia Acorn Trust

Columbia Acorn Fund

Columbia Thermostat Fund

Columbia Acorn USA

Columbia Acorn Select

Columbia Acorn International

Columbia Acorn International Select

Wanger Advisors Trust

Wanger USA

Wanger Select

Wanger International

Wanger International Select

Approved by the Board of Trustees of each Trust: December 15, 2010

A-1

SCHEDULE 1-A

List of Subcustodians and Markets Used by the Bank

AGENT AND CASH NETWORK (WSS CUSTODY)

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Florida 201, 7th Floor	Buenos Aires
1005 Buenos Aires
ARGENTINA

AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group Ltd.
	Level 37	Melbourne
AAP Center 259, George Street
Sydney NSW 2000
AUSTRALIA

AUSTRIA	UniCredit Bank Austria AG	J.P. Morgan AG
	Julius Tandler Platz – 3	Frankfurt
A-1090 Vienna
AUSTRIA

BAHRAIN	HSBC Bank Middle East Limited	National Bank of Bahrain
	1st Floor, Building No 2505, Road No 2832	Manama
Al Seef 428
BAHRAIN

BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	18-20 Motijheel C.A	Dhaka
Box 536
Dhaka-1000
BANGLADESH

BELGIUM	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	489 Avenue Louise	Frankfurt
1050 Brussels
Belgium

BERMUDA	The Bank of Bermuda Limited	The Bank of Bermuda Limited
	6 Front Street	Hamilton
Hamilton HMDX
BERMUDA

BOTSWANA	Standard Chartered Bank Botswana Limited	Standard Chartered Bank Botswana Limited
	5th Floor, Standard House	Gaborone
P.O. Box 496
Queens Road, The Mall
Gaborone
BOTSWANA

1-A-1

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo	HSBC Bank Brasil S.A. Banco Multiplo
	Avenida Brigadeiro Faria Lima 3064, 2nd Floor	Sao Paulo
Sao Paulo, SP 01451-000
BRAZIL

	J.P. Morgan S.A. DTVM	J.P. Morgan S.A. DTVM
	Avenida Brigadeiro Faria Lima, n.3729, 14th floor	Sao Paulo
Itaim Bibi CEP: 04538-133
Sao Paulo, SP, BRAZIL

BULGARIA	ING Bank N.V.	ING Bank N.V.
	Sofia Branch	Sofia
49B Bulgaria Blvd
Sofia 1404
BULGARIA

CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	Commerce Court West – Security Level	Toronto
Toronto, Ontario M5L 1G9
CANADA

	Royal Bank of Canada	Royal Bank of Canada
	155 Wellington Street West, 2nd Floor	Toronto
Toronto Ontario M5V 3L3
CANADA

CHILE	Banco Santander Chile	Banco Santander Chile
	Bandera 140, Piso 4	Santiago
Santiago
CHILE

CHINA – SHANGHAI	China B-Shares:

HSBC Bank (China) Company Limited
	33/F, HSBC Building, Shanghai ifc	JPMorgan Chase Bank, N.A.
	8 Century Avenue, Pudong	New York (USD NOSTRO Accounts for B-Share Market)
Shanghai 200120
THE PEOPLE’S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client
Relationship Team

CHINA – SHENZHEN	China B-Shares:

	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	33/F, HSBC Building, Shanghai ifc	Hong Kong (HKD NOSTRO Accounts for B-Share Market)
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE’S REPUBLIC OF CHINA
China A-Shares: Please refer to your Client
Relationship Team

COLOMBIA	Santander Investment Trust Colombia S.A.	Santander Investment Trust Colombia S.A.
	Calle 12, No. 7-32, Piso 3	Bogota
Bogota
COLOMBIA

1-A-2

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

*COSTA RICA*	Banco BCT, S.A.	Banco BCT, S.A.
	150 Metros Norte de la Catedral Metropolitana	San Jose
Edificio BCT
San Jose
COSTA RICA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

CROATIA	Privredna banka Zagreb d.d.	Zagrebacka Banka d.d.
	Savska c.28	Zagreb
10000 Zagreb
CROATIA

CYPRUS	HSBC Bank plc	J.P. Morgan AG
	109-111, Messogian Ave.	Frankfurt
115 26 Athens
GREECE

CZECH REPUBLIC	UniCredit Bank Czech Republic a.s.	Ceskoslovenska obchodni banka, a.s.
	Revolucni 7	Prague
110 05 Prague 1
CZECH REPUBLIC

DENMARK	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S
	Helgeshoj Alle 33	Copenhagen
Hoje Taastrup
DK-2630 Taastrup
DENMARK

EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT

ESTONIA	Swedbank AS	SEB Eesti Uhispank
	Liivalaia 8	Tallinn
EE0001 Tallinn
ESTONIA

FINLAND	Nordea Bank Finland Plc	J.P. Morgan AG
	Aleksis Kiven katu 3-5	Frankfurt
FIN-00020 NORDEA Helsinki
FINLAND

FRANCE	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Les Grands Moulins de Pantin	Frankfurt
9, rue du Debarcadere
93500 Pantin
FRANCE

1-A-3

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

	Societe Generale	J.P. Morgan AG
	50 Boulevard Haussman	Frankfurt
75009 Paris
FRANCE

GERMANY	Deutsche Bank AG	J.P. Morgan AG
	Alfred-Herrhausen-Allee 16-24	Frankfurt
D-65760 Eschborn
GERMANY

	J.P. Morgan AG#**	J.P. Morgan AG
	Junghofstrasse 14	Frankfurt
60311 Frankfurt am Main
GERMANY
# For local German custody clients only.

GHANA	Standard Chartered Bank Ghana Limited	Standard Chartered Bank Ghana Limited
	Accra High Street	Accra
P.O. Box 768
Accra
GHANA

GREECE	HSBC Bank plc	J.P. Morgan AG
	Messogion 109-111	Frankfurt
11526 Athens
GREECE

HONG KONG	The Hongkong and Shanghai Banking	JPMorgan Chase Bank, N.A.
	Corporation Limited	Hong Kong (HKD and USD NOSTRO Accounts)
5/F, Tower 1, HSBC Centre
	1 Sham Mong Road	The Hongkong and Shanghai Banking
	Kowloon	Corporation Limited
	HONG KONG	Hong Kong (RMB/CNY NOSTRO Accounts – free receipts only)

HUNGARY	Deutsche Bank Zrt.	ING Bank N.V.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY

*ICELAND*	Islandsbanki hf.	Islandsbanki hf.
	Kirkjusandur 2	Reykjavik
IS-155 Reykjavik
ICELAND

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

1-A-4

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

INDIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	2nd Floor, “Shiv”	Mumbai
Plot No 139-140B
Western Express Highway
Sahar Road Junction
Vile Parle-E
Worli Mumbai 400 057
INDIA

	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	6th Floor, Paradigm ‘B’ Wing	Mumbai
Mindspace, Malad (West)
Mumbai 400 064
INDIA

	Standard Chartered Bank	Standard Chartered Bank
	CRESCENZO, C-38/39	Mumbai
G-Block, 3rd Floor
Bandra Kurla Complex
Bandra (East)
Mumbai 400 051
INDIA

INDONESIA	Deutsche Bank AG	Deutsche Bank AG
	Deutsche Bank Building	Jakarta
80 Jl. Inman Bonjol
Jakarta 10310
INDONESIA

IRELAND	JP Morgan Chase Bank, N.A.**	J.P. Morgan AG
	125 London Wall	Frankfurt
London EC2Y 5AJ
UNITED KINGDOM

ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
61000 Tel Aviv
ISRAEL

ITALY	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Via Asperto, 5	Frankfurt
20123 Milan
ITALY

JAPAN	Mizuho Corporate Bank, Limited	JPMorgan Chase Bank, N.A.
	6-7 Nihonbashi-Kabutocho	Tokyo
Chuo-Ku
Tokyo 103
JAPAN

1-A-5

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

	The Bank of Tokyo-Mitsubishi UFJ, Limited	JPMorgan Chase Bank, N.A.
	3-2 Nihombashi Hongkucho 1-chome	Tokyo
Chuo-ku
Tokyo 103
JAPAN

JORDAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Level 1	Amman
Zahran Street, 5th Circle
Amman
JORDAN

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC	SB HSBC Bank Kazakhstan JSC
	43 Dostyk Avenue	Almaty
Almaty 050010
KAZAKHSTAN

KENYA	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Kenya Limited
	Stanbank House	Nairobi
Moi Avenue
P.O. Box 30003-00100
GPO, Nairobi
KENYA

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Kuwait City, Qibla Area	Safat
Hamad Al-Saqr Street, Kharafi Tower
G/1/2 Floors
Safat 13017
KUWAIT

LATVIA	Swedbank AS	Swedbank AS
	Balasta dambis 1a	Riga
Riga, LV-1048
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

*LITHUANIA*	AB SEB Bankas	AB SEB Bankas
	12 Gedimino pr.	Vilnius (for LTL settlement)
LT 2600 Vilnius
	LITHUANIA	J.P. Morgan AG
Frankfurt (for EUR settlement)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

1-A-6

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

LUXEMBOURG	BGL BNP Paribas	J.P. Morgan AG
	50 Avenue J.F. Kennedy	Frankfurt
L-2951
LUXEMBOURG

MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
12th Floor, South Tower
50100 Kuala Lumpur
MALAYSIA

MALTA	HSBC Bank Malta p.l.c.	HSBC Bank Malta p.l.c.
	80 Mill Street	Qormi
Qormi QRM 3101
MALTA

MAURITIUS	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	HSBC Centre	Port Louis
18 Cybercity
Ebene
MAURITIUS

MEXICO	Banco Nacional de Mexico, S.A.	Banco Santander, S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO

MOROCCO	Societe Generale Marocaine de Banques	Attijariwafa Bank S.A.
	55 Boulevard Abdelmoumen	Casablanca
Casablanca 20100
MOROCCO

NAMIBIA	Standard Bank Namibia Limited	The Standard Bank of South Africa Limited
	Mutual Platz	Johannesburg
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA

NETHERLANDS	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Herengracht 477	Frankfurt
1017 BS Amsterdam
NETHERLANDS

NEW ZEALAND	National Australia Bank Limited	Westpac Banking Corporation
	National Nominees Limited	Wellington
Level 2 BNZ Tower
125 Queen Street
Auckland
NEW ZEALAND

1-A-7

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

NIGERIA	Stanbic IBTC Bank Plc	The Standard Bank of South Africa Limited
	Plot 1712	Johannesburg
Idejo Street
Victoria Island
Lagos
NIGERIA

NORWAY	Nordea Bank Norge ASA	Nordea Bank Norge ASA
	Essendropsgate 7	Oslo
PO Box 1166
NO-0107 Oslo
NORWAY

OMAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Bait Al Falaj Main Office	Ruwi
Ruwi PC 112
OMAN

PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	P.O. Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN

*PALESTINE*	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Jaffa Street	Amman, Jordan (for JOD settlement)
P.O. Box 2067
	Ramallah	JPMorgan Chase Bank, N.A.
	PALESTINE	New York (for USD settlement)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

PERU	Citibank del Peru S.A.	Banco de Credito del Peru
	Av. Canaval y Moreryra 480 Piso 4	Lima
San Isidro, Lima 27
PERU

PHILIPPINES	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	7/F HSBC Centre	Taguig City
3058 Fifth Avenue West
Bonifacio Global City
1634 Taguig City
PHILIPPINES

POLAND	Bank Handlowy w. Warszawie S.A.	BRE Bank S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw 55
POLAND

1-A-8

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

PORTUGAL	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Avenida D.João II, Lote 1.18.01, Bloco B,	Frankfurt
7º andar
1998-028 Lisbon
PORTUGAL

QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	2nd Floor, Ali Bin Ali Tower	Doha
Building 150 (Airport Road)
PO Box 57
Doha
QATAR

ROMANIA	ING Bank N.V.	ING Bank N.V.
	13-15 Kiseleff Avenue	Bucharest
011342 Bucharest 1
ROMANIA

*RUSSIA*	J.P. Morgan Bank International**	JPMorgan Chase Bank, N.A.
	(Limited Liability Company)	New York
	Building 2/1, 8th floor	A/C JPMorgan Chase Bank London (USD
	Paveletskaya Square	NOSTRO Account)
113054 Moscow
RUSSIA

	ING Bank (Eurasia) ZAO	JPMorgan Chase Bank, N.A.
	(Closed Joint Stock Company)	New York
	36 Krasnoproletarskaya ulitsa	A/C JPMorgan Chase Bank London (USD
	127473 Moscow	NOSTRO Account)
RUSSIA

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SAUDI ARABIA	HSBC Saudi Arabia Limited	HSBC Saudi Arabia Limited
	3/F HSBC Building	Riyadh
Olaya Road, Al-Murooj Disrict
Riyadh 11413
SAUDI ARABIA

SERBIA	UniCredit Bank Srbija a.d.	UniCredit Bank Srbija a.d.
	Airport City Belgrade	Belgrade
Omladinskih Brigada 88
11070 Belgrade
SERBIA

SINGAPORE	DBS Bank Ltd.	Oversea-Chinese Banking Corporation
	60 Alexandra Terrace	Singapore
The Comtech, #05-27
118502
SINGAPORE

1-A-9

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s.	J.P. Morgan AG
	Sancova 1/A	Frankfurt
SK-813 33 Bratislava
SLOVAK REPUBLIC

SLOVENIA	UniCredit Banka Slovenija d.d.	J.P. Morgan AG
	Smartinska 140	Frankfurt
SI-1000 Ljubljana
SLOVENIA

SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA

SOUTH KOREA	Standard Chartered First Bank Korea Limited	Standard Chartered First Bank Korea Limited
	100 KongPyung-dong ChongRo-Gu	Seoul
Seoul 110-702
SOUTH KOREA

SPAIN	Santander Investment, S.A.	J.P. Morgan AG
	Ciudad Grupo Santander	Frankfurt
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN

SRI LANKA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA

SWEDEN	Nordea Bank AB (publ)	Svenska Handelsbanken
	Hamngatan 10	Stockholm
SE-105 71 Stockholm
SWEDEN

SWITZERLAND	UBS AG	UBS AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Hsin Yi Road
Taipei 110
TAIWAN

1-A-10

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

THAILAND	Standard Chartered Bank (Thai) Public Company	Standard Chartered Bank (Thai) Public Company
	Limited	Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
90 North Sathorn Road Bangrak
Silom, Bangrak
Bangkok 10500
THAILAND

TRINIDAD AND	Republic Bank Limited	Republic Bank Limited
TOBAGO	9-17 Park Street	Port of Spain
Port of Spain
TRINIDAD AND TOBAGO

TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
1080 Tunis Cedex
TUNISIA

TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A.
	Inkilap Mah., Yilmaz Plaza	Istanbul
O. Faik Atakan Caddesi No: 3

34768 Umraniye- Istanbul
TURKEY

*UKRAINE*	ING Bank Ukraine	JPMorgan Chase Bank, N.A.
	30-A Spaska Street	New York
	04070 Kiev	A/C JPMorgan Chase Bank London (USD
	UKRAINE	NOSTRO Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

UGANDA	Standard Chartered Bank Uganda Limited	Standard Chartered Bank Uganda Limited
	5 Speke Road	Kampala
P.O. Box 7111
Kampala
UGANDA

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES – ADX	Emaar Square, Level 3, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

UNITED ARAB	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
EMIRATES – DFM	Emaar Square, Level 3, Building No. 5	Abu Dhabi
P.O. Box 502601
Dubai
UNITED ARAB EMIRATES

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COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

UNITED ARAB	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
EMIRATES –	Emaar Square, Level 3, Building No. 5	New York
NASDAQ Dubai	P.O. Box 502601	A/C JPMorgan Chase Bank London (USD
	Dubai	NOSTRO Account)
UNITED ARAB EMIRATES

UNITED KINGDOM	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	125 London Wall	London
London EC4Y 5AJ
UNITED KINGDOM

	Deutsche Bank AG	Varies by currency
The Depository and Clearing Centre
Lower Ground Floor
27 Leadenhall Street
London EC3A 1AA
UNITED KINGDOM

(for Global CDs only)

UNITED STATES	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	4 New York Plaza	New York
New York, NY 10004
U.S.A.

URUGUAY	Banco Itaú Uruguay S.A.	Banco Itaú Uruguay S.A.
	Zabala 1463	Montevideo.
11000 Montevideo
URUGUAY

VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Centro Comercial El Recreo	Caracas
Torre Norte, Piso 20
Avda. Casanora, Sabana Grande
Caracas 1050 D.C.
VENEZUELA

VIETNAM	HSBC Bank (Vietnam) Ltd.	HSBC Bank (Vietnam) Ltd.
	The Metropolitan, 235 Dong Khoi Street	Ho Chi Minh City
District 1
Ho Chi Minh City
VIETNAM

*WAEMU – Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo*	Société Générale de Banques en Côte d’Ivoire	Société Générale de Banques en Côte d’Ivoire
	5 et 7, Avenue J. Anoma – 01 B.P. 1355	Abidjan
Abidjan 01
IVORY COAST

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COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK

ZAMBIA	Standard Chartered Bank Zambia Plc	Standard Chartered Bank Zambia Plc
	Standard Chartered House	Lusaka
Cairo Road
P.O. Box 32238
Lusaka 10101
ZAMBIA

*ZIMBABWE*	Barclays Bank of Zimbabwe Limited	Barclays Bank of Zimbabwe Limited
	Corporate Centre	Harare
1st Floor, Eastern Wing
Birmingham Road, Cnr. Paisley Road
Harare
ZIMBABWE

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

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SCHEDULE 1 - B

J.P. Morgan Worldwide Securities Services Custody Restricted Markets Schedule

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions

Costa Rica

Local currency will be held in a separate cash account that J.P. Morgan opens for the benefit of the Customer with J.P. Morgan’s Subcustodian.

If J.P. Morgan’s current Costa Rica Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are issued and safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Icelandic Securities or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Lithuania

Until further notice from J.P. Morgan, no deposits of Lithuanian currency will be held in the Customer’s Cash Account except for any existing balances and future proceeds of sales of Lithuanian Securities or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Lithuanian currency to Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s direction to the purchase of Lithuanian Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Lithuanian Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Palestine	The Palestine Autonomous Area is not a sovereign nation and institutions can be impacted by the internal political situation. Our subcustodian in Palestine, HSBC Bank Middle East Limited (“HSBC Palestine”), advises that the territories of the Palestinian Autonomous Area are subject to social and political unrest. There is no well defined legal system in place, no satisfactory mechanism for resolving any disputes and an embryonic oversight control of the Palestinian institutions. In the event of bankruptcy of the Palestine Stock Exchange who owns and operates the Central Depository and Settlement Department, there is no system of insurance in place and no mandate at the Palestine Monetary Authority to rescue a failing bank.

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Market	Restrictions

Clients should therefore be aware that, due to the political uncertainties and ongoing development, issues may arise in the territories in connection with any of the services which HSBC Palestine is providing under our subcustodian agreement with them.

As a result, J.P. Morgan wishes to highlight that there could be disruption in services, and that these disruptions or limitations in service would be considered as force majeure.

Russia (for Russian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Russia briefing memo regarding the registrar company system of recording ownership of equity Securities issued by a Russian issuer (“Russian Equities”). Registrar companies licensed in Russia to provide share registration services to an issuer of Russian Equities (“Russian Registrar Companies”) are not Securities Depositories or Subcustodians or otherwise agents of J.P. Morgan.

J.P. Morgan provides custody services with respect to Russian Equities only when held through a Russian securities depository in which the Russian Subcustodian participates or when the Russian Subcustodian has a contract with the applicable Russian Registrar Company. Customer should refer to the current version of the applicable Russia briefing memo for information concerning these contracts and steps J.P. Morgan currently takes to monitor the performance of Russian Registrar Companies.

J.P. Morgan’s responsibility with respect to the safekeeping of Russian Equities shall be limited to the safekeeping of the relevant notifications of share re-registration issued by a Russian Registrar Company in respect of the Russian Equities (“Russian Share Notifications”) and notifications issued by a Russian Securities Depository (“Russian Depository Notifications”).

Due to unclear standards in the Russian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Russian Equities. For clients settling through Russian Registrar Companies, proxy services are available where a contract is in place with the applicable Russian Registrar Company.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities issued by an Ukrainian issuer (“Ukrainian Equities”).

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in a separate cash account that J.P. Morgan opens for the benefit of the Customer with J.P. Morgan’s Subcustodian.

If J.P. Morgan’s current WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled at Dépositaire Central/Banque de Règlement S.A. (DC/BR). Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the

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Market	Restrictions
market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s direction to the purchase or sale of Zimbabwe Securities will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwe Subcustodian via a capital remittance transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

If J.P. Morgan’s current Zimbabwe Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Securities that are issued and safekept in Zimbabwe. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

U.K. Client Money Terms

Funds held in cash accounts that J.P. Morgan opens with a Subcustodian for the benefit of Customer will be subject to the protections of the U.K. Client Money Rules and the account treated as a Designated Client Money Account for purposes of those rules. In this regard, J.P. Morgan shall not place any of its proprietary funds in any of these cash accounts. However, Customer’s funds in these cash accounts may be commingled (though distinguishable via books and records kept at J.P. Morgan) with funds belonging to other J.P. Morgan clients. These cash accounts are not an obligation of J.P. Morgan. In cases where the market is located outside of the European Economic Area (“EEA”), the accounts may be subject to the laws of the market in which the Subcustodian operates the account. As a result, the Customer’s rights relating to such time deposits may differ from its rights in time deposits held at banks in the EEA. In the event that the Subcustodian pays interest on any of these cash accounts, the Customer shall be entitled to its proportionate share of that interest.

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SCHEDULE 2

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

Signed for and on behalf of the Customer by:

Signature:

Name:

Position:

*	i.e. writing, telephone or facsimile
**	“All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

SCHEDULE 3

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording. A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*

Signature:

Name:

Title:

*	If left blank, the Fund Manager is authorized to give instructions on all accounts.

APPENDIX A

Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY DIVISION

DATE:

Dear Sirs,

Re: Global Custody for (the “Customer”).

We warrant that we have been appointed by the Customer as its fund manager/adviser for the account(s) listed below and that we have full authority from the Customer to give instructions in respect of all transactions relating to the account(s). We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of the Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Custody Agreement between JPMorgan and the Customer, or, if no such Security Procedure is applicable, which JPMorgan reasonably believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of fund manager]

Signature:

Name:

Position:

Evidence of Authority to sign this Letter is enclosed

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

*	i.e. writing, telephone or facsimile
**	“All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

SCHEDULE 4

Form of Board Resolution

To:	JPMorgan Chase Bank, N.A.

We hereby certify that the following is a true copy of the resolutions of the Boards of Directors of Columbia Acorn Trust and Wanger Advisors Trust (each a “Company”), which was duly called and held on December 15, 2010:

RESOLVED, that upon the recommendation of the Audit Committee, the Custody Agreement among Columbia Acorn Trust and Wanger Advisors Trust, severally and not jointly, and each of the series thereof, and JPMorgan Chase Bank, N.A. (the “Custody Agreement”) be, and it hereby is, approved in substantially the form presented at this meeting, the Board having determined that such contract is in the best interests of each Fund and its shareholders; the services to be provided under such agreement are required for the operation of the Funds; the nature and quality of the services to be provided under such agreement are satisfactory; and the fees to be charged under such agreement are fair and reasonable in light of the usual and customary charges assessed by others for services of the same nature and quality;

FURTHER RESOLVED, that upon the recommendation of the Audit Committee, the Service Level Agreement be, and it hereby is, approved in substantially the form presented to this meeting.

Chairman of the Board

Secretary of the Trusts

SCHEDULE 5

Electronic Access

1.	The Bank shall permit the Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). The Bank reserves the right to modify this Schedule 5 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Customer. To the extent practicable, the Bank shall give the Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Customer if the Bank reasonably determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk. To the extent that such a termination or suspension of access occurs, Bank shall use commercially reasonable best efforts to provide Customer with access through reasonable alternative means to products and services that Customer determines in good faith to be required in connection with its business under the circumstances.

2.	In consideration of the fees paid by the Customer to the Bank and subject to any applicable Software License Addendum in relation to Bank owned or sublicensed Software provided for a particular Application, the Bank grants to the Customer on the terms of this Schedule 5 a non-exclusive license to use the Products and the information and data made available to the Customer through the Products (the “Data”) for the sole use of the Customer. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.	The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by the Bank’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Schedule 5, the provisions of this Schedule 5 shall prevail.

4.

The Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer shall make its own independent assessment of the adequacy of the internet and of the security procedures made available by the Bank. The Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Customer, and the Bank disclaims all risks related thereto, notwithstanding that the Bank may recommend certain security and/or communication software packages. All such software must be interoperable with the Bank’s software. Each of the Customer and the Bank shall be responsible for the proper

5-	1

functioning, maintenance and security of its own systems, services, software and other equipment.

5.	Notwithstanding the other provisions of the Agreement but subject to the terms of the Key Performance Indicators, the Bank shall not be liable for any Liabilities arising out of the use or unavailability of the Bank’s web site or any means provided by the Bank of accessing the Products through the Bank’s web site in the absence of the Bank’s gross negligence or wilful misconduct.

6.	The Customer shall not use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7.	Upon Bank’s request, the Customer shall promptly and accurately designate in writing to the Bank the geographic location of its users from time to time. The Customer further represents and warrants to the Bank that the Customer shall not access the service from any jurisdiction which the Bank informs the customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf as a designated administrator, the Customer shall obtain from each individual referred to in such document all necessary consents and/or signatures to enable the Bank to process the data set out therein for the purposes of providing the Products.

8.	The Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 5.

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EXHIBIT 1 TO SCHEDULE 5

Products

Internet browser based applications:

Name of Application	Description

Accounting	Provides access to verified accounting data and net asset values.

Accounting Statements	Enables Customer to download official financial statement reports and associated data files.

ACH Initiation	Provides access to ACH transactions, allowing warehousing for a period in advance of the settlement date, interactive deletions, amount changes or account modifications.

Cash Balances and Transaction Reporting	Allows retrieval of information, review of transaction histories and determines cash flow for accounts with the Bank and other financial institutions worldwide in any currency.

Cash Concentration Reporting	Provides access to cash concentration accounts supported by reports on deposit banks, divisions and locations.

Compliance	Provides compliance reporting according to Customer-defined criteria permitting the identification and resolution of violations to Customer investment guidelines.

Compliance File Upload	Permits third party compliance customers to send their portfolio details to the Bank. Compliance results are delivered via the Compliance reporting application.

Continuous Linked Settlement	Allows users to monitor their continuous linked settlement positions and individual trades via a range of inquiry and reporting functions. Optional continuous linked settlement transaction entry is also available.

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Name of Application	Description

Corporate Action Instructions	Provides instruction capability for U.S. and global voluntary corporate actions together with intraday notifications of voluntary corporate action events.

DataXchange	A utility to reformat and translate data to enable integration between Customer systems and the Bank.

eServe	Provides access to funds transfer transaction details, initiation of investigations, receipt of responses and generation of analytical reports at any time.

File Delivery / Messenger	Enables Customer to securely download reports and/or custom data files using SSL encryption. Customer may also utilise the Bank’s Messenger software to schedule automated downloads.

Funds Transfer Initiation	Provides initiation of multi currency payments (through file import, use of free formats or templates) from accounts with the Bank and other financial institutions.

Funds Transfer Reporting	Provides transaction reports for wires initiated through JPMorgan ACCESS as predefined (repetitive) and free-form transfers for accounts with the Bank and other financial institutions.

i-VAULT!	Provides Customer with an electronic archive capability to load, store and retrieve all types of scanned documents, electronic forms, reports and data, regardless of geographical location.

JPMorgan ACCESS Dashboard	Provides Customer with a convenient overview of their securities related business activity, allowing Customer to view key data elements from lower-level business applications in various formats - numeric, text, graph, and tables. Customer also has ability to drill down from the high level summary information directly to detailed reports and other data residing within lower level applications.

Liquidity Reporting and Transaction Services	Provides cash concentration services by facilitating the physical movement of funds from one account (subsidiary account) to another account (concentration account).

Market Intelligence	Provides access to the Bank’s research reports together with global network information, financial news and market quotes.

Performance	Provides flexible access to a security level, multi-currency performance measurement system. Customizable portfolio analytical and reporting capabilities include risk analysis, attribution analysis and “what-if” testing.

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Name of Application	Description

Reconciliation	Provides a file comparison tool for comparing Customer records with alternate sources using Customer specified criteria.

Secure eMail	Provides a secure means for Customer to communicate online with Bank personnel.

Security Administration	Enables Customer Security Administrators to manage JPMorgan Access user IDs, passwords and digital signing credentials for Customer employees.

TITAN	Provides direct query access to the core US domestic TITAN Custody System.

Transaction Initiation	Provides secure input and transmission of US domestic and Global Custody Trade Settlement, Cash Settlement, Directed Lending and DTC Affirmation Instructions to Bank for processing. Transactions can be imported (utilizing the DataXchange infrastructure) directly from Customer systems to eliminate data re-keying.

Trustee and Fiduciary Services	Provides a capability for intra-day processing, reporting and enquiry for the Bank’s trustee and depository customers.

Views Portfolio Reporting	Provides Customer portfolio reporting on an intra-day, close-of-business or historical basis. Customers may choose from standard board-room quality reports, or create and save customized reports to satisfy their unique reporting requirements.

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EXHIBIT A

List of CSDA Markets

MARKET	AUTOCREDIT	CSDA	PROXY VOTING

Argentina	Suspended	Yes	Yes

Australia	Yes	Yes	Yes

Austria	Yes	Yes	Yes

Bahrain	Yes	Yes	Yes

Bangladesh	No	Yes[1,2]	Yes

Belgium	Yes	Yes	Yes

Bermuda	Yes	Yes	Yes

Botswana	No	Yes[1]	Yes

Brazil	No	Yes[1,2]	Yes

Bulgaria	No	No	Yes

Canada	Yes	Yes	Yes

Chile	No	No	Yes

China – Shanghai[3]	Yes	Yes	Yes

China – Shenzhen[3]	Yes	Yes	Yes

Colombia	No	Yes[1,2]	Yes

Croatia	No	No	Yes

Cyprus	No	Yes	Yes

Czech Republic	Yes	Yes	Yes

Denmark	Yes	Yes	Yes

Egypt	No	Yes[1]	Yes

Estonia	Yes	Yes	Yes

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Euroclear	Yes	Yes	Yes

Finland	Yes	Yes	Yes

France	Yes	Yes	Yes

Germany	Yes	Yes	Yes

Ghana	No	Yes[1,2]	Yes

Greece	Yes	Yes	Yes

Hong Kong	Yes	Yes	Yes

Hungary	Yes	Yes	Yes

Iceland	Yes	Yes	Yes

India	No	No	Yes

Indonesia	Suspended	Yes[1,2]	Yes

Ireland	Yes	Yes	Yes

Israel	Yes	Yes	Yes

Italy	Yes	Yes	Yes

Ivory Coast	No	No	No

Jamaica	No	No	Yes

Japan	Yes	Yes	Yes

Jordan	No	Yes[1,2]	Yes

Kazakhstan	No	No	No

Kenya	No	Yes[1]	Yes

Kuwait	No	No	No

Latvia	Yes	Yes	Yes

Lebanon	No	Yes	Yes

Lithuania	No	Yes	No

Luxembourg	Yes	Yes	No

Malaysia	Suspended	No	Yes

Malta	No	Yes	Yes

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Mauritius	No	Yes[1]	Yes

Mexico	Yes	Yes	Yes

Morocco	Yes	Yes	No

Namibia	No	No	No

Netherlands	Yes	Yes	Yes

New Zealand	Yes	Yes	Yes

Nigeria	No	No	No

Norway	Yes	Yes	Yes

Oman	Yes	Yes[1]	Yes

Pakistan	No	No	Yes

Panama	Yes	Yes	No

Peru	Yes	Yes	Yes

Philippines	No	Yes[1,2]	Yes

Poland	Yes	Yes	Yes

Portugal	Yes	Yes	Yes

Qatar	No	No	No

Romania	No	Yes	Yes

Russia	No	No	Yes

Saudi Arabia	No	No	Yes

Serbia	No	No	Yes

Singapore	Yes	Yes	Yes

Slovak Republic	Yes	Yes	Yes

Slovenia	Yes	Yes	Yes

South Africa	Yes	Yes	Yes

South Korea	No	Yes[1]	Yes

Spain	Yes	Yes	Yes

Sri Lanka	No	Yes[1,2]	Yes

Sweden	Yes	Yes	Yes

Switzerland	Yes	Yes	Yes

Taiwan	No	Yes[1]	Yes

Thailand	No	Yes[1,2]	Yes

Tunisia	Yes	Yes	Yes

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Turkey	No	Yes	Yes

Ukraine	No	No	Yes

UAE (DFM)	No	Yes	Yes

UAE (DIFX)	Yes	Yes	No

UAE (ADX)	No	No	Yes

UK	Yes	Yes	Yes

US	Yes	Yes	Yes

Uruguay	No	Yes[1,2]	No

Venezuela	No	No	Yes

Vietnam	No	No	Yes

Zambia	No	No	No

Zimbabwe	No	Yes[1,2]	No

	Total AutoCredit Markets	Total CSDA markets	Total Proxy
	46	71	78

1.	Local currency only.
2.	Due to restrictions inherent in the market, Local funds should be used for cash projection purposes only and funds should not be used until a sale trade actually settles.
3.	AutoCredit and CSDA product offers are for the China B-share market only. Proxy Voting is offered in both the China A-share and B-share markets.

N.B. please note that ‘CSDA – Yes’ means that CSDA is offered on both purchases and sales and ‘CSDA – No’ means that CSDA is offered on purchases and ASDA on sales.

5-	4

MUTUAL FUND RIDER TO CUSTODY AGREEMENT BETWEEN COLUMBIA ACORN TRUST AND WANGER ADVISORS TRUST AND EACH OF THE FUNDS LISTED ON SCHEDULE A THERETO, SEVERALLY AND NOT JOINTLY, AND JPMORGAN CHASE BANK, N.A.

Mutual Fund Rider to Custody Agreement, dated as of December 15, 2010 (the “Agreement”), between Columbia Acorn Trust, Wanger Advisors Trust and each of the Funds listed on Schedule A to the Agreement and JPMorgan Chase Bank, N.A.

The following modifications are made to the Agreement with respect to Customer who is a company registered under the Investment Company Act of 1940, as amended:

A.	Add a new Section 2.21 to the Agreement as follows:

2.21	Compliance With Securities And Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

(a)	Customer’s board of trustees (hereinafter ‘Board’) has delegated to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in Rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in Rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold Financial Assets that are foreign assets (as that term is defined in Rule 17f-5(a)(2) (“foreign Financial Assets”) and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in Rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in Rule 17f-5(c)(3)).

(b)	In connection with the foregoing, Bank shall:

(i)	advise Customer of the placement of Customer’s Financial Assets and cash with an Eligible Foreign Custodian by providing Customer with Schedule 1 as attached to this Agreement;

(ii)	provide written reports notifying Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and notifying Customer of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(iii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

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(iv)	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv);

(v)	enter into a written contract with each Eligible Foreign Custodian selected by Bank hereunder and determine that such written contract with an Eligible Foreign Custodian satisfies the requirements of Rule 17f-5(c)(2) and requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market;

(vi)	have established a system to monitor the appropriateness of (1) maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and (2) the performance of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(vi) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

Nothing in this subsection (b) shall relieve Bank of its obligation otherwise provided in Section 7.1(b) of this Agreement.

(c)	Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)	Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager; and (3) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

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(e)	Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it reasonably considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

B.	Add a new Section 2.22 to the Agreement as follows:

2.22	Compliance with SEC Rule 17f-7 (“Rule 17f-7”).

(a)	Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.22(a) above.

(c)	Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under Rule 17f-7 of each depository before including it on Schedule 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Schedule 3 hereto, and as the same may be amended on notice to Customer from time to time.)

C.	Add the following after the first sentence of Section 5.1(a) of the Agreement: “At the request of Customer, Bank may, but need not, add to Schedule 1 an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.”

D.	Add the following language as Sections 5.1(d), (e) and (f) of the Agreement:

(d)	The term Subcustodian as used herein shall mean the following:

(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in Rule 17f-5(a)(7);

(ii)	an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as

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such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)	For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

(e)	The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean: an “Eligible Securities Depository” which, in turn, shall have the same meaning as in Rule 17f-7(b)(1) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.

(f)	The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in Rule 17f-4(c)(6).

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Appendix 1-A

Information Regarding Country Risk

1.	To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A	Opinions of local counsel concerning:

X	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

X	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

X	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

X	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

X	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2.	To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports

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SCHEDULE 2

SECURITIES DEPOSITORIES

COUNTRY	DEPOSITORY	INSTRUMENTS

ARGENTINA	CDV	Equity, Corporate Debt, Government Debt
(Caja de Valores S.A.)

	CRYL	Treasury Bonds/Bills (issued after April 1996)
(Central de Registracion y Liquidacion de Pasivos Publicos y Fideicomisos Financieros)

AUSTRALIA	ASX Austraclear	Corporate Debt, Government Debt
(Austraclear Limited)

	ASTC	Equity
(ASX Settlement and Transfer Corporation Pty Limited)

AUSTRIA	OeKB	Equity, Corporate Debt, Government Debt
(Oesterreichische Kontrollbank AG)

BAHRAIN	CDS	Equity, Corporate Debt, Government Debt
(Bahrain Bourse Clearing, Settlement and Central Depository System)

BANGLADESH	CDBL	Equity, Government Debt
(Central Depository Bangladesh Limited)

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB	Corporate Debt, Government Debt
(National Bank of Belgium)

BERMUDA	BSD	Equity, Corporate Debt, Government Debt
(Bermuda Securities Depository)

BOTSWANA	CSDB	Equity
(Central Securities Depository of Botswana)

BRAZIL	CBLC	Equity
(Companhia Brasileira de Liquidacao e de Custodia)

	CETIP	Corporate Debt
(Central de Custodia e de Liquidacao Financiera de Titulos Privados)

	SELIC	Government Debt
(Sistema Especial de Liquidacao e Custodia)

BULGARIA	BNB	Government Debt
(Bulgaria National Bank)

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COUNTRY	DEPOSITORY	INSTRUMENTS

	CDAD	Equity, Corporate Debt
(Central Depository A.D.)

CANADA	CDS	Equity, Corporate Debt, Government Debt
(CDS Clearing and Depository Services Inc.)

CHILE	DCV	Equity, Corporate Debt, Government Debt
(Deposito Central de Valores S.A.)

CHINA – A-Share	CSDCC	Equity, Corporate Debt, Government Debt
(China Securities Depository and Clearing Corporation Limited)

CHINA – B-Share	CSDCC, Shanghai Branch	Equity, Corporate Debt, Government Debt
(SHANGHAI)	(China Securities Depository and Clearing Corporation Limited, Shanghai Branch)

CHINA – B-Share	CSDCC, Shenzhen Branch	Equity, Corporate Debt, Government Debt
(SHENZHEN)	(China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)

COLOMBIA	DCV	Government Debt
(Deposito Central de Valores)

	DECEVAL	Equity, Corporate Debt, Government Debt
(Deposito Centralizado de Valores de Colombia S.A.)

COSTA RICA	CEVAL	Equity, Corporate Debt, Government Debt
(Central de Valores, S.A.)

CROATIA	SKDD	Equity, Corporate Debt, Government Debt
(Central Depository and Clearing Company Inc. – Stredisnje klirinsko depozitarno drustro, d.d.)

CYPRUS	CSD	Equity, Corporate Debt, Government Debt
(Cyprus Stock Exchange Central Securities Depository)

CZECH REPUBLIC	CDCP	Equity, Corporate Debt, Government Debt
(Centrální depozitář Cenných Papírůo)

	CNB	Government Debt
(Ceska Narodni Banka)

DENMARK	VP	Equity, Corporate Debt, Government Debt
(VP Securities A/S)

EGYPT	MCDR	Equity, Corporate Debt
(Misr for Clearing, Depository and Central Registry)

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COUNTRY	DEPOSITORY	INSTRUMENTS

	CBE	Government Debt
(Central Bank of Egypt)

ESTONIA	ECSD	Equity, Corporate Debt, Government Debt
(Estonian Central Securities Depository)

FINLAND	Euroclear Finland	Equity, Corporate Debt, Government Debt
(Euroclear Finland Ltd)

FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt
(Euroclear France S.A.)

GERMANY	CBF	Equity, Corporate Debt, Government Debt
(Clearstream Banking AG (Frankfurt))

GHANA	CSD	Government Debt
(Central Securities Depository (Ghana) Limited)

	GSD	Equity. Corporate Debt
(GSE Securities Depository Company Limited)

GREECE	CSD	Equity, Corporate Debt
(Hellenic Exchanges S.A. Holding, Clearing,
Settlement and Registry)

	BoG	Government Debt
(Bank of Greece)

HONG KONG	HKSCC	Equity
(Hong Kong Securities Clearing Company Limited)

	HKMA CMU	Corporate Debt, Government Debt
(Hong Kong Monetary Authority Central Moneymarkets Unit)

HUNGARY	KELER Zrt.	Equity, Corporate Debt, Government Debt
(Central Clearing House and Depository (Budapest) Ltd.)

ICELAND	ISD	Equity, Corporate Debt, Government Debt
(The Islandic Securities Depository)

INDIA	NSDL	Equity, Corporate Debt, Government Debt
(National Securities Depository Limited)

	CDSL	Equity, Corporate Debt, Government Debt
(Central Depository Services (India) Limited)

	RBI	Government Debt
(Reserve Bank of India)

INDONESIA	KSEI	Equity, Corporate Debt
(PT Kustodian Sentral Efek Indonesia)

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COUNTRY	DEPOSITORY	INSTRUMENTS

	Bank Indonesia	Government Debt

INTERNATIONAL	Euroclear Bank	Internationally Traded Debt, Equity
SECURITIES MARKET	(Euroclear Bank S.A./N.V.)

	CBL	Internationally Traded Debt, Equity
(Clearstream Banking, S.A.)

IRELAND	Euroclear UK & Ireland	Equity, Corporate Debt
(Euroclear UK & Ireland Limited)

ISRAEL	TA-SECH	Equity, Corporate Debt, Government Debt
(Tel Aviv Stock Exchange Clearing House Ltd.)

ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

JAPAN	JASDEC	Equity, Convertible Debt
(Japan Securities Depository Center, Incorporated)

	BoJ	Registered Government Debt
(Bank of Japan)

JORDAN	SDC	Equity, Corporate Debt
(Securities Depository Center)

KAZAKHSTAN	CSD	Equity
(Central Securities Depository JSC)

KENYA	CBCD	Government Debt
(Central Bank Central Depository)

	CDSC	Equity, Corporate Debt
(Central Depository and Settlement Corporation Limited)

KUWAIT	KCC	Equity, Corporate Debt
(The Kuwait Clearing Company S.A.K.)

LATVIA	LCD	Equity, Corporate Debt, Government Debt
(Latvian Central Depository)

LEBANON	Midclear S.A.L.	Equity
(Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)

	BDL	Government Debt
(Banque du Liban)

LITHUANIA	CSDL	Equity, Corporate Debt, Government Debt
(Central Securities Depository of Lithuania)

LUXEMBOURG	CBL	Equity
(Clearstream Banking, S.A.)

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COUNTRY	DEPOSITORY	INSTRUMENTS

MALAYSIA	Bursa Depository	Equity, Corporate Debt
(Bursa Malaysia Depository Sdn Bhd)

	BNM	Government Debt
(Bank Negara Malaysia)

MALTA	CSD	Equity, Corporate Debt, Government Debt
(The Central Securities Depository)

MAURITIUS	CDS	Equity, Corporate Debt
(Central Depository & Settlement Co. Ltd)

	BOM	Government Debt
(Bank of Mauritius)

MEXICO	INDEVAL	Equity, Corporate Debt, Government Debt
(S.D. INDEVAL S.A. de C.V.)

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD	Equity, Corporate Debt, Government Debt
(New Zealand Central Securities Depository)

NIGERIA	CSCS	Equity, Corporate Debt, Government Debt
(Central Securities Clearing System Limited)

NORWAY	VPS	Equity, Corporate Debt, Government Debt
(Verdipapirsentralen ASA)

OMAN	MCD	Equity, Corporate Debt
(Muscat Clearing and Depository)

PAKISTAN	CDC	Equity, Corporate Debt
(Central Depository Company of Pakistan Limited)

	SBP	Government Debt
(State Bank of Pakistan)

PALESTINE	CDS	Equity
(Palestine Stock Exchange Central Depository and Settlement Department)

PERU	CAVALI	Equity, Corporate Debt, Government Debt
(CAVALI ICLV S.A.)

PHILIPPINES	PDTC	Equity, Corporate Debt
(Philippine Depository and Trust Corp.)

	RoSS	Government Debt
(Register of Scripless Securities)

POLAND	NDS	Equity, Long-Term Government Debt
(National Depository for Securities S.A.)

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COUNTRY	DEPOSITORY	INSTRUMENTS

	RPW	Short-Term Government Debt
(Registry of Securities)

PORTUGAL	INTERBOLSA	Equity, Corporate Debt, Government Debt
(Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)

QATAR		Equity
QE
(Qatar Exchange)

ROMANIA	CD S.A.	Equity, Corporate Debt
(Central Depository S.A.)

	NBR	Government Debt
(National Bank of Romania)

RUSSIA	DCC	Equity, Corporate Debt
(Depository Clearing Company)

	NSD	Equity, Corporate Debt, Government Debt
	(National Settlement Depository)	(GKOs/OFZs, T-bills)

SAUDI ARABIA	Tadawul	Equity, Corporate Debt
(The Saudi Securities Exchange (Tadawul) Company)

	SAMA	Government Debt
(Saudi Arabian Monetary Authority)

SERBIA	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository and Clearing House for Serbia)

SINGAPORE	CDP	Equity, Corporate Debt
(The Central Depository (Pte) Limited)

	MAS	Government Debt
(Monetary Authority of Singapore)

SLOVAK REPUBLIC	CDCP	Equity, Corporate Debt, Government Debt
(Centralny depozitar cennych papierov SR, a.s.)

SLOVENIA	KDD	Equity, Corporate Debt, Government Debt
(Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA	Strate Ltd.	Equity, Corporate Debt, Government Debt
(Strate Central Securities Depository)

SOUTH KOREA	KSD	Equity, Corporate Debt, Government Debt
(Korea Securities Depository)

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COUNTRY	DEPOSITORY	INSTRUMENTS

SPAIN	IBERCLEAR	Equity, Corporate Debt, Government Debt
(Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)

SRI LANKA	CDS	Equity, Corporate Debt
(Central Depository System (Private) Limited)

	LankaSecure	Government Debt

SWEDEN	Euroclear Sweden	Equity, Corporate Debt, Government Debt
(Euroclear Sweden AB)

SWITZERLAND	SIX SIS	Equity, Corporate Debt, Government Debt
(SIX SIS AG)

TAIWAN	TDCC	Equity, Corporate Debt
(Taiwan Depository and Clearing Corporation)

	CBC	Government Debt
(Central Bank of the Republic of China)

THAILAND	TSD	Equity, Corporate Debt, Government Debt
(Thailand Securities Depository Company Limited)

TRINIDAD AND TOBAGO	TTCD (The Trinidad and Tobago Central Depository Limited)	Equity, Corporate Debt, Government Debt

TUNISIA	STICODEVAM	Equity, Corporate Debt, Government Debt
(Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)

TURKEY	CRA	Equity, Corporate Debt
(Central Registry Agency)

	CBRT	Government Debt
(Central Bank of the Republic of Turkey)

UGANDA	BoU	Government Debt
(Bank of Uganda)

	SCD	Equity, Corporate Debt
(Securities Central Depository Limited)

UKRAINE	AUSD	Equity, Corporate Debt
(All Ukrainian Securities Depository)

UNITED ARAB EMIRATES – ADX	ADX (Abu Dhabi Securities Exchange)	Equity, Corporate Debt, Government Debt

UNITED ARAB EMIRATES – DFM	DFM (Dubai Financial Market)	Equity, Corporate Debt, Government Debt

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COUNTRY	DEPOSITORY	INSTRUMENTS

UNITED ARAB EMIRATES – NASDAQ Dubai	NASDAQ Dubai (NASDAQ Dubai Limited)	Corporate Debt

UNITED KINGDOM	Euroclear UK & Ireland	Equity, Corporate Debt, Government Debt
(Euroclear UK & Ireland Limited)

UNITED STATES	DTC	Equity, Corporate Debt
(The Depository Trust Company)

	FRB	Government Debt, Mortgage Backed Securities
(Federal Reserve Bank)

URUGUAY	BCU	Government Debt
(Banco Central del Uruguay)

VENEZUELA	BCV	Government Debt
(Banco Central de Venezuela)

	CVV	Equity, Corporate Debt
(Caja Venezolana de Valores, S.A.)

VIETNAM	VSD	Equity, Corporate Debt, Government Debt
(Vietnam Securities Depository)

WAEMU – Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity, Corporate Debt, Government Debt

ZAMBIA	CSD	Equity, Government Debt
(LuSE Central Shares Depository Limited)

	BoZ	Government Debt
(Bank of Zambia)

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ADDENDUM TO CUSTODY AGREEMENT

The undersigned on behalf of Columbia Acorn European Fund (“Customer”) formed under the laws of Massachusetts with address at 227 West Monroe Street, Suite 3000, Chicago, Illinois, hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and the undersigned, by its signature below, agrees to the terms and conditions of that certain Custody Agreement, dated December 15, 2010 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

THE CUSTOMER

By:	/s/ Bruce H. Lauer

Name: Bruce H. Lauer
Title: Treasurer
Date: July 14, 2011

JPMORGAN CHASE BANK, N.A.

By:	/s/ Craig F. Werder

Name: Craig F. Werder
Title: Executive Director
Date: July 13, 2011

ADDENDUM TO CUSTODY AGREEMENT

The undersigned on behalf of Columbia Acorn Emerging Markets Fund (“Customer”) formed under the laws of Massachusetts with address at 227 West Monroe Street, Suite 3000, Chicago, Illinois hereby requests the securities custody services of JPMorgan Chase Bank, N.A., and the undersigned, by its signature below, agrees to the terms and conditions of that certain Custody Agreement, dated December 15, 2010 (the “Agreement”), with JPMorgan Chase Bank, N.A. on behalf of each of the Funds listed on Schedule A thereto, which such Schedule A is hereby amended with the addition of the Customer pursuant to this addendum. Notwithstanding anything in the Agreement to the contrary, each of Customer and Bank hereby agree that Customer shall (i) be an Additional Customer, as such term is defined in the Agreement) and (ii) not be subject to the Initial Term (as defined in the Agreement) or the early termination fee set forth in Section 9 of the Agreement, and (iii) be entitled to terminate the Agreement upon 60 days’ written notice to JPMorgan Chase Bank, N.A. (unless entitled to a shorter notice period pursuant to Section 9.1(b)).

THE CUSTOMER

By:	/s/ Bruce H. Lauer

Name: Bruce H. Lauer
Title: Treasurer
Date: July 14, 2011

JPMORGAN CHASE BANK, N.A.

By:	/s/ Craig F. Werder

Name: Craig F. Werder
Title: Executive Director
Date: July 13, 2011

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